                                                                     Exhibit 4.3





                   BOMBARDIER CREDIT RECEIVABLES CORPORATION,
                                   Depositor,

                            BOMBARDIER CAPITAL INC.,
                                   Servicer,


                                      and

                             BANKERS TRUST COMPANY,
                                    Trustee

                    _______________________________________

                          VARIABLE FUNDING SUPPLEMENT
                          Dated as of January 1, 1994
                                       to

                        POOLING AND SERVICING AGREEMENT

                          Dated as of January 1, 1994


                    _______________________________________



                     BOMBARDIER RECEIVABLES MASTER TRUST I


                          Variable Funding Certificate

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                  Creation of the Variable Funding Certificate

     SECTION 1.01.  Designation.............................................   1


                                   ARTICLE II
                                  Definitions

     SECTION 2.01.  Definitions.............................................   1


                                  ARTICLE III
                                 Servicing Fee

     SECTION 3.01.  Servicing Compensation..................................   3


                                   ARTICLE IV
            Rights of Holder of the Variable Funding Certificate and
                   Allocation and Application of Collections

     SECTION 4.01.  Allocations; Payments to Holder of Retained Interest....   4
     SECTION 4.02.  Application of Funds in Series Accounts Following a
                       Liquidation Event...................................    4


                                   ARTICLE V
                          Distributions and Reports to
                   Holder of the Variable Funding Certificate

     SECTION 5.01.  Distributions..........................................    5
     SECTION 5.02.  Reports and Statements to Holder of the Variable
                        Funding Certificate.................................   5

                                                                                               Page
                                                                                               ----


                                  ARTICLE VI
                              Final Distributions
     SECTION 6.01.  Sale of Variable Funding Interest Pursuant to Section 2.03
                       of the Agreement; Distributions Pursuant to Section 2.03
                       or 12.02(c) of the Agreement...........................................    5
     SECTION 6.02.  Distribution of Proceeds of Sale, Disposition or Liquidation
                       of the Receivables Pursuant to Section 9.02 of the
                       Agreement..............................................................    6

                                  ARTICLE VII
                           Miscellaneous Provisions
     SECTION 7.01.  Ratification of Agreement................................................     7
     SECTION 7.02.  Counterparts.............................................................     7
     SECTION 7.03.  Governing Law............................................................     7


                                   EXHIBITS

Exhibit A       Form of Variable Funding Certificate
Exhibit B       Form of Distribution Date Statement

          VARIABLE FUNDING SUPPLEMENT dated as of January 1, 1994 (the "Variable Funding Supplement"), among BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Depositor, BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Servicer, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

          Pursuant to Section 6.03 of the Pooling and Servicing Agreement dated as of January 1, 1994 (as amended and supplemented, the "Agreement"), among the Depositor, the Servicer and the Trustee, the Depositor may from time to time direct the Trustee to issue, on behalf of the Trust, a Variable Funding Certificate representing fractional undivided interests in the Trust. The terms of the Variable Funding Certificate are to be set forth in a Supplement to the Agreement.

          Pursuant to this Variable Funding Supplement, the Depositor and the Trustee shall create and specify the terms thereof.


                                   ARTICLE I

                  Creation of the Variable Funding Certificate
                  --------------------------------------------

          SECTION 1.01.  Designation.  (a)  There is hereby created a Variable
                         -----------
Funding Certificate to be issued pursuant to the Agreement and this Variable Funding Supplement to be known as the "Variable Funding Certificate".

          (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Variable Funding Supplement shall govern.


                                   ARTICLE II

                                  Definitions
                                  -----------

          SECTION 2.01.  Definitions.  (a)  Whenever used in this Variable
                         -----------
Funding Supplement the following words and phrases shall have the following meanings.

          "Closing Date" shall mean January 24, 1994.
          ------------

          "Initial Cut-Off Date" shall mean January 1, 1994.
          --------------------

          "Initial Variable Funding Amount" shall mean $0.
          -------------------------------

          "Monthly Servicing Fee" shall have the meaning specified in
          ---------------------
Section 3.01.

          "Reassignment Amount" shall mean, with respect to any Distribution
           -------------------
Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Variable Funding Amount on such Distribution Date and (ii) the Non-Principal Collections for the previous Collection Period multiplied by the Variable Funding Percentage for such Collection Period.

          "Servicing Fee Rate" shall mean, with respect to the Variable Funding
           ------------------
Certificate, 2% or, for any Distribution Date in respect of which the Monthly Servicing Fee has been waived, 0%.

          "Variable Funding Amount" shall mean, on any date of determination,
           -----------------------
the excess of the Pool Balance over the Required Pool Balance for such date.

          "Variable Funding Certificate" shall mean the certificate evidencing
           ----------------------------
the Variable Funding Amount and substantially in the form of Exhibit A hereto.

          "Variable Funding Default Amount" shall mean, with respect to any
           -------------------------------
Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period and (b) the Variable Funding Percentage for the related Collection Period.

          "Variable Funding Percentage" for any Collection Period shall mean a
           ---------------------------
percentage (which percentage shall never be less than 0% nor more than 100%) equal to the Variable Funding Amount as of the last day of the immediately preceding Collection Period divided by the Pool Balance as of such last day; provided, however, that for purposes of allocating Principal Collections following the occurrence of a Liquidation Event, the Variable Funding Percentage will be calculated on the basis of the Variable Funding Amount as of the last day immediately preceding the date of such Liquidation Event; provided, further, that following a Liquidation Event, the relative interest of the Variable Funding Certificate in further allocations of Non-Principal Collections will not be less than the relative interest thereof as of the Liquidation Event.

          (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. The definitions in Section
2.01 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Variable Funding Supplement shall refer to this Variable Funding Supplement as a whole and not to any particular provision of this Variable Funding Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Variable Funding Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                  ARTICLE III

                                 Servicing Fee
                                 -------------

          SECTION 3.01.  Servicing Compensation.  The monthly servicing fee
                         ----------------------
hereunder (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of (x) the surrender of the Variable Funding Certificate for the final payment thereon and (y) the Trust Termination Date, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Variable Funding Percentage of the Pool Balance as of the last day of the second Collection Period preceding such Distribution Date (or with respect to the first Distribution Date, as of the Initial Cut-Off
Date). The remainder of the Servicing Fee shall be attributable to the Holder of the Retained Certificate and the Holders of Investor Certificates, and the Holder of the Variable Funding Certificate shall in no event be liable for the share of the Servicing Fee to be attributable to the Holder of the Retained Certificate or the Investor Certificateholders. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with Section 4.01(a) hereof.

          The Servicer will be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Distribution Date by notice to the Trustee on or before the related Determination Date, provided that the Servicer believes that sufficient Non-Principal Collections will be available on any future Distribution Date to pay the Monthly Servicing Fee relating to the amount thereof so waived. If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee for such Distribution Date shall be deemed to be zero for all purposes of this Variable Funding Supplement and the Agreement.

                                 ARTICLE IV

            Rights of Holder of the Variable Funding Certificate and
            --------------------------------------------------------
                   Allocation and Application of Collections
                   -----------------------------------------

          SECTION 4.01.  Allocations; Payments to Holder of Retained Interest.
                         ----------------------------------------------------
(a) Non-Principal Collections and Principal Collections, as they relate to the Variable Funding Certificate, shall be allocated and distributed as set forth in this Article.

          (b) The Servicer shall withdraw from the Collection Account on each Deposit Date and pay to the Holder of the Variable Funding Certificate an amount equal to the Variable Funding Percentage for the related Collection Period of Non-Principal Collections and Principal Collections received or deposited into the Collection Account for such Deposit Date; provided, however, that the
                                              --------  -------
Servicer shall (i) on each Distribution Date withdraw and pay to itself from amounts on deposit in the Collection Account and otherwise payable to the Holder of the Variable Funding Certificate an amount equal to the Monthly Servicing Fee for the preceding Collection Period and (ii) on each Deposit Date thereafter, withdraw and pay to itself from amounts otherwise payable to the Holder of the Variable Funding Certificate on such date the amount, if any, by which such Monthly Servicing Fee exceeded the sum of (x) the amount so withdrawn on such Distribution Date pursuant to clause (i) and (y) the aggregate amount previously withdrawn with respect to such Distribution Date under this clause (ii).

          The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for any Certificates pursuant to Section 2.03 of the Agreement or the provisions of any applicable Supplement, and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.02 or 12.02 of the Agreement (which proceeds from the sale, disposition or liquidation will be distributed in accordance with Article VI).

          SECTION 4.02.  Application of Funds in Series Accounts Following a
                         ---------------------------------------------------
Liquidation Event.  On the Distribution Date, if any, following a Liquidation
-----------------
Event upon which the Trust Liquidation Proceeds are required to be distributed by the Trustee pursuant to Section 6.02 hereof, the Servicer shall instruct the Trustee to withdraw from the Series Accounts an amount equal to the product of the Variable Funding Percentage for the preceding Collection Period multiplied by the aggregate amount on deposit in the Series Accounts (including any investment earnings, if applicable) on such date, after giving effect to the deposits in such Series Accounts otherwise required on such date, and distribute such amount to the Holder of the Variable Funding Certificate.

          SECTION 4.03.  Bankruptcy, Etc.  Any beneficial or registered owner of
                         ----------------
the Variable Funding Certificate agrees, by acceptance of such ownership, not to file or cause to be filed, as a result of holding such Certificate, a voluntary or involuntary petition for relief under the Federal Bankruptcy Code or any similar applicable state law with respect to the Depositor; provided, that this
                                                            --------
sentence shall not prevent such filing as a result of other interests or rights which such holder may have (other than solely as a result of owning the Variable Funding Certificate).


                                   ARTICLE V

                          Distributions and Reports to
                          ----------------------------
                   Holder of the Variable Funding Certificate
                   ------------------------------------------

          SECTION 5.01.  Distributions.  Except as provided in Section 12.02 of
                         -------------
the Agreement with respect to a final distribution, distributions to the Holder of the Variable Funding Certificate hereunder shall be made by wire transfer in immediately available funds.

          SECTION 5.02.  Reports and Statements to Holder of the Variable
                         ------------------------------------------------
Funding Certificate.  (a)  At least two Business Days prior to each
-------------------
Determination Date, the Servicer will provide to the Trustee statements substantially in the form of Exhibit B and on each Distribution Date the Trustee shall forward to the Holder of the Variable Funding Certificate such statement prepared by the Servicer setting forth certain information relating to the Trust.

          (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office.

          (c) On or before January 31 of each calendar year, beginning with calendar year 1995, the Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Holder of the Variable Funding Certificate, a statement prepared by the Servicer containing the information which is required to be contained in the statement to the Holder of the Variable Funding Certificate as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Holder of the Variable Funding Certificate, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable such Holder of the Variable Funding Certificate to prepare its tax return. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI

                              Final Distributions
                              -------------------

          SECTION 6.01.  Sale of Variable Funding Interest Pursuant to Section
                         -----------------------------------------------------
2.03 of the Agreement; Distributions Pursuant to Section 2.03 or 12.02(c) of the
--------------------------------------------------------------------------------
Agreement.  (a)  The amount to be paid by the Depositor to the Collection
---------
Account with respect to the Variable Funding Certificate in connection with a purchase of the Variable Funding Certificate pursuant to Section 2.03 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such repurchase occurs.

          (b) With respect to amounts deposited into the Collection Account pursuant to Section 2.03 of the Agreement or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, not later than 12:00 noon, New York City time, on the Distribution Date on which such amounts are deposited (or, if such date is not a Distribution Date, on the immediately following Distribution Date) apply such amounts in the following priority: (i) pay to the Holder of the Variable Funding Certificate an amount equal to the sum of (x) the Variable Funding Amount on such date and (y) the Non-Principal Collections for the previous Collection Period multiplied by the Variable Funding Percentage for such Distribution Date, up to the Reassignment Amount for the Variable Funding Certificate, and (ii) pay the remainder of any Termination Proceeds to the Holder(s) of the Retained Certificate.

          (c) Notwithstanding anything to the contrary in this Variable Funding Supplement or the Agreement, the entire amount deposited in the Collection Account pursuant to Section 2.03 of the Agreement and all other amounts on deposit therein shall be distributed in full on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to the Variable Funding Certificate.

          SECTION 6.02.  Distribution of Proceeds of Sale, Disposition or
                         ------------------------------------------------
Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.  (a)
------------------------------------------------------------------------
Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Trust Liquidation Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Variable Funding Percentage for the related Collection Period multiplied by the portion of the Trust Liquidation Proceeds allocated to Principal Collections and distribute such amount to the Holder of the Variable Funding Certificate; provided, however, that the amount of such deposit shall not exceed the Variable Funding Amount.

          (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Variable

Funding Percentage of the portion of the Trust Liquidation Proceeds allocated to Non-Principal Collections and distribute such amount to the Holder of the Variable Funding Certificate.

          (c) Notwithstanding anything to the contrary in this Variable Funding Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement with respect to the Variable Funding Certificate.


                                  ARTICLE VII

                            Miscellaneous Provisions
                            ------------------------


          SECTION 7.01.  Ratification of Agreement.  As supplemented by this
                         -------------------------
Variable Funding Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Variable Funding Supplement shall be read, taken and construed as one and the same instrument.

          SECTION 7.02.  Counterparts.  This Variable Funding Supplement may be
                         ------------
executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.03.  Governing Law.  This Variable Funding Supplement shall
                         -------------
be construed in accordance with the laws of the State of New York, without reference to its conflict of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                                                     Exhibit 4.3


          IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Variable Funding Supplement to be duly executed by their respective officers as of the day and year first above written.

                    BOMBARDIER CREDIT RECEIVABLES CORPORATION, as Depositor,


                    By: /s/ William P. Brady
                        --------------------------------------
                      Name:   William P. Brady
                             ---------------------------------
                      Title:  Vice President
                             ---------------------------------



                    By: /s/ Andrew Baranowsky
                        --------------------------------------
                      Name:   Andrew Baranowsky
                             ---------------------------------
                      Title:  Assistant Secretary
                             ---------------------------------


                    BOMBARDIER CAPITAL INC., as Servicer,



                    By: /s/ William P. Brady
                        --------------------------------------
                      Name:   William P. Brady
                             ---------------------------------
                      Title:  Vice President
                             ---------------------------------


                    By: /s/ Andrew Baranowsky
                        --------------------------------------
                      Name:   Andrew Baranowsky
                             ---------------------------------
                      Title:  Assistant Treasurer
                             ---------------------------------


                    BANKERS TRUST COMPANY, as Trustee,


                    By: /s/ Marie C. Rasch
                        --------------------------------------
                      Name:   Marie C. Rasch
                             ---------------------------------
                      Title:  Vice President
                             ---------------------------------

                                                                       EXHIBIT A



                  FORM OF FACE OF VARIABLE FUNDING CERTIFICATE

          THIS VARIABLE FUNDING CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS VARIABLE FUNDING CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

          THIS VARIABLE FUNDING CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. VFC-___

                     BOMBARDIER RECEIVABLES MASTER TRUST I
                          VARIABLE FUNDING CERTIFICATE

               THIS CERTIFICATE REPRESENTS AN INTEREST IN CERTAIN
              ASSETS OF THE BOMBARDIER RECEIVABLES MASTER TRUST I

Evidencing an interest in a trust, the corpus of which consists primarily of a pool of receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements entered into by Bombardier Capital Inc. ("BCI") with certain dealers located in the United States to finance such dealers' consumer, recreational and commercial product inventory and the corpus of which may in the future consist of accounts purchased by BCI from its affiliates, which accounts consist of credit extended by such affiliates to their customers for the purchase of certain products.
This certificate (a "Certificate") does not represent any interest in, or obligation of, Bombardier Credit Receivables Corporation ("BCRC") or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Variable Funding Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof, or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Variable Funding Certificate to be duly executed on behalf of the Trust.

                         BOMBARDIER RECEIVABLES MASTER TRUST I


                         By: BANKERS TRUST COMPANY, not in its individual capacity but solely as Trustee


                              By:_______________________________
                                    Authorized Officer

Dated: __________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is the Variable Funding Certificate described in the within-mentioned Pooling and Servicing Agreement.


BANKERS TRUST COMPANY,
as Trustee,


By:_________________________________
        Authorized Officer

                FORM OF REVERSE OF VARIABLE FUNDING CERTIFICATE

          This certifies that ________________ (the "Holder") is the registered owner of a fractional undivided interest in certain assets of the BOMBARDIER RECEIVABLES MASTER TRUST I (the "Trust") created pursuant to the Pooling and Servicing Agreement (the "P&S") dated as of January 1, 1994, as supplemented by the Variable Funding Supplement (the "Variable Funding Supplement") and the Series 1994-1 Supplement (the "Series Supplement"), each dated as of January 1, 1994, among Bombardier Credit Receivables Corporation, as Depositor, Bombardier Capital Inc., as Servicer, and Bankers Trust Company, as trustee (the "Trustee"), that are allocated to the interest represented by the Variable Funding Certificate (the "Certificate") pursuant to the P&S and the Variable Funding Supplement. The P&S, the Variable Funding Supplement and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust will include (a) certain Receivables existing under the Accounts at the close of business on January 1, 1994 (the "Initial Cut-off Date"), certain Receivables generated under the Accounts from time to time thereafter, as well as certain Receivables generated in any Accounts added to the Trust from time to time after the Initial Cut-off Date,
(b) all funds collected or to be collected in respect of such Receivables, (c) all funds on deposit on certain accounts of the Trust, (d) an assignment of BCRC's rights, as purchaser, under the Receivables Purchase Agreement, and (e) an assignment of a security interest, if any, in certain consumer, recreational and commercial products financed by the Receivables securing the Receivables.
In addition to the Variable Funding Certificate, the Retained Certificate and the Class A and Class B Certificates will be issued pursuant to the Pooling and Servicing Agreement and one or more new Series may be issued pursuant to the Pooling and Servicing Agreement.

          The Receivables consist of advances made directly or indirectly by BCI to consumer, recreational and commercial products dealers located in the United States and may in the future also consist of extensions of credit made by affiliates of BCI to their customers of certain products manufactured or distributed by such affiliates.

          This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended and supplemented from time to time, the Holder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement may be requested from the Trustee by writing to the Trustee at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          Any beneficial or registered owner of the Variable Funding Certificate agrees, by acceptance of such ownership, not to file or cause to be filed, as a result of holding such Certificate, a voluntary or involuntary petition for relief under the Federal Bankruptcy Code or any similar applicable state law with respect to the Depositor; provided, that this sentence shall not prevent
                               --------
such filing as a result of other interests or rights which such holder may have (other than solely as a result of owning the Variable Funding Certificate).


          This Certificate is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in accordance with the Pooling and Servicing Agreement, including Section 6.03(c) of the Pooling and Servicing Agreement.

          This Certificate is the Variable Funding Certificate, which represents an interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement. The aggregate interest represented by this Certificate at any time in the Receivables in the Trust shall not exceed the Variable Funding Amount at such time.

          The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the Trust Termination Date.

                                                                       EXHIBIT B



                          DISTRIBUTION DATE STATEMENT

          (a) The aggregate amount of Interest Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period;

          (b) The Variable Funding Percentage for such Collection Period;

          (c) The total amount, if any, distributed on the Variable Funding Certificate;

          (d) The amount of such distribution attributable to Principal Collections for the related Collection Period;

          (e) The amount of such distribution attributable to Non-Principal Collections for the related Collection Period;

          (f) The Variable Funding Amount for such Distribution Date;

          (g) The Variable Funding Default Amount for such Distribution Date;
and

          (h) The amount of the Monthly Servicing Fee for the preceding Collection Period.